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                                                                   Exhibit 23.01


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 7 to the Registration Statement (Form S-3) of Wabash National Corporation for the registration of $125,000,000 of 3.25% Convertible Senior Notes due August 1, 2008 and to the incorporation by reference therein of our report dated February 5, 2004, with respect to the consolidated financial statements of Wabash National Corporation included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP
Indianapolis, Indiana
October 11, 2004